Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Silver Bull Resources, Inc. (the “Company”) of our report dated January 16, 2018 with respect to the consolidated financial statements of the Company for the years ended October 31, 2017 and 2016, included in the Company’s annual report on Form 10-K for the year ended October 31, 2017.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Smythe LLP
Smythe LLP, Chartered Professional Accountants

Vancouver, Canada
November 14, 2018